Exhibit (8)(p)(iii)


                         STRONG CAPITAL MANAGEMENT, INC.


                                December 14, 1999


L. Gregory Gloeckner
Executive Vice President
Conseco Variable Insurance Company
11815 North Pennsylvania Street
Carmel, IN 46032

     Re: PARTICIPATION AGREEMENT AND FEE LETTER, DATED AS OF APRIL 30, 1997, (THE "AGREEMENT")

Dear Greg:

     We entered into the Agreement pursuant to which you provide administrative services ("Services") to customers who are the beneficial owners of shares of various investment companies managed by Strong Capital Management, Inc. ("Funds") through variable annuity contracts. We would like to amend the Agreement as follows:

1. All references to "Great American Reserve Insurance Company" in the Agreement and the shall be deemed to be to "Conseco Variable Insurance Company", and Conseco Variable Insurance Company shall agree to assume all obligations and liabilities of Great American Reserve Insurance Company contained in the Agreement.

2. The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

         "THIS AGREEMENT, is made as of April 30, 1997, by and among Conseco Variable Insurance Company ("Company"), on its own behalf and on behalf of Conseco Variable Annuity Account C, Conseco Variable Annuity Account E, Conseco Variable Annuity Account F, Conseco Variable Annuity Account G, Conseco Variable Annuity Account H, and Conseco Variable Life Account A, segregated asset accounts of the Company (collectively, "Account"), Strong Variable Insurance Funds, Inc. ("Strong Variable") on behalf of the Portfolios of Strong Variable listed on the attached Exhibit A as such Exhibit may be amended from time to time (the "Designated Portfolios"), Strong Opportunity Fund II, Inc. ("Opportunity Fund II"), Strong Capital Management, Inc. (the "Adviser"), the investment adviser and transfer agent for the Opportunity Fund II and Strong Variable, and Strong Investments, Inc. ("Distributors"), the distributor for Strong Variable and the Opportunity Fund II (each, a "Party" and collectively, the "Parties")."

3. PRELIMINARY STATEMENT B of the Agreement is deleted in its entirety and replaced with the following:

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         "B. To the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of Opportunity Fund II and the Designated Portfolios ("Fund" or "Funds" shall be deemed to refer to each Designated Portfolio and to the Opportunity Fund II to the extent the context requires), on behalf of the Account to fund the variable annuity contracts or variable life contracts, as applicable, that use the Funds as an underlying investment medium (the "Contracts"):"

     Except as set forth above, the Agreement remains in full force and effect. Capitalized terms that are not defined in this letter have the meaning given to them in the Agreement. If you agree with this letter, please sign and date both copies and return one to me.

                                         Very truly yours,
                                         STRONG CAPITAL MANAGEMENT, INC.


                                         /s/ Stephen J. Shenkenberg
                                         ---------------------------------------
                                         Stephen J. Shenkenberg, Vice President

Accepted and agreed as of 2/2 1999, by:
STRONG INVESTMENTS, INC.

/s/ Stephen J. Shenkenberg
--------------------------------------------
Stephen J. Shenkenberg, Vice President

STRONG VARIABLE INSURANCE FUNDS, INC.
on behalf of the Designated Portfolios

/s/ Stephen J. Shenkenberg
--------------------------------------------
Stephen J. Shenkenberg, Vice President

STRONG OPPORTUNITY FUND II, INC.

/s/ Stephen J. Shenkenberg
--------------------------------------------
Stephen J. Shenkenberg, Vice President

Accepted and agreed on ____________, 1999, by:
CONSECO VARIABLE INSURANCE COMPANY

By: Signature
   -----------------------------------------
Its: Senior Vice President
    ----------------------------------------